As filed with the Securities and Exchange Commission on July 1, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNAP NETWORK SERVICES CORPORATION

(Exact Name of Issuer as Specified in Its Charter)

Delaware	91-2145721
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

250 Williams Street

Atlanta, Georgia 30303

(Address of Principal Executive Offices) (Zip Code)

Internap Network Services Corporation

2004 Employee Stock Purchase Plan

(Full Title of the Plan)

Walter G. DeSocio

Vice President and Chief Administrative Officer

Internap Network Services Corporation

250 Williams Street

Atlanta, Georgia 30303

(Name and Address for Agent for Service)

404-302-9700

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John J. Kelley III

King & Spalding LLP

191 Peachtree Street

Atlanta, Georgia 30303

(404) 572-4600

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (3)	6,000,000 shares	$1.115	$6,690,000	$848

(1)	Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the plans as the result of any future stock splits, stock dividends or similar adjustment of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Registrant’s common stock as quoted on the American Stock Exchange on June 28, 2004.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the 2004 Employee Stock Purchase Plan (the “Plan”) of Internap Network Services Corporation, a Delaware corporation (“Internap” or the “Registrant”), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents that Internap has previous filed with the Commission are incorporated herein by reference:

(a)	Internap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(b)	Internap’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

(c)	Internap’s Current Report on Form 8-K filed on March 2, 2004; and

(d)	the description of Internap’s common stock contained in a Registration Statement on Form 8-A filed with the Commission on February 9, 2004.

In addition, all documents filed with the Commission by Internap pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation, as amended, of the Registrant. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made (1) by a majority vote of the directors who were not parties to the action even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. The DGCL provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

The Registrant’s bylaws, as amended and restated, provide for indemnification of officers and directors to the fullest extent permitted by DGCL. The provisions of Section 43 of the Registrant’s bylaws constitute a contract of indemnification between the Registrant and its officers and directors. Section 43(g) of the Registrant’s bylaws permits the Registrant to purchase and maintain officers’ and directors’ liability insurance in order to insure against the liabilities for which such officers and directors are indemnified pursuant to Section 43. The Registrant provides officers’ and directors’ liability insurance for its officers and directors.

The Registrant has entered into indemnification agreements with certain of its directors and executive officers providing contractual indemnification by the Registrant to the fullest extent permissible under Delaware law.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1	2004 Employee Stock Purchase Plan (incorporated by reference to Annex B to the Registrant’s definitive proxy statement on Schedule 14A for the Registrant’s 2004 annual meeting).

4.2	Certificate of Incorporation of the Registrant, as amended through July 11, 2003, and as in effect at September 8, 2003 (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-108573)).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-108573)).

5.1	Opinion of Walter G. DeSocio.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Walter G. DeSocio (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 1st day of July, 2004.

INTERNAP NETWORK SERVICES CORPORATION

By:	/s/ David A. Buckel
David A. Buckel
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

INTERNAP NETWORK SERVICES CORPORATION 2004 EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Charles B. Coe
Charles B. Coe, in his capacity as Chairman of the Compensation Committee and Plan Administrator

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Buckel and Walter G. DeSocio, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ Gregory A. Peters Gregory A. Peters	President and Chief Executive Officer (Principal Executive Officer)	July 1, 2004

/s/ Eugene Eidenberg Eugene Eidenberg	Non-Executive Chairman	July 1, 2004

/s/ David A. Buckel David A. Buckel	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2004

/s/ Charles B. Coe Charles B. Coe	Director	July 1, 2004

James P. DeBlasio	Director	July 1, 2004

/s/ William J. Harding William J. Harding	Director	July 1, 2004
Fredric W. Harman	Director	July 1, 2004
Kevin L. Ober	Director	July 1, 2004
/s/ Robert D. Shurtleff, Jr. Robert D. Shurtleff, Jr.	Director	July 1, 2004

EXHIBIT INDEX

Exhibit
4.1	2004 Employee Stock Purchase Plan (incorporated by reference to Annex B to the Registrant’s definitive proxy statement on Schedule 14A for the Registrant’s 2004 annual meeting).

4.2	Certificate of Incorporation of the Registrant, as amended through July 11, 2003, and as in effect at September 8, 2003 (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-108573)).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-108573))

5.1	Opinion of Walter G. DeSocio.

23.1	Consent of Pricewaterhouse Coopers LLP.

23.2	Consent of Walter G. DeSocio (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereof).